Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Theriva Biologics, Inc.

Rockville, Maryland

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2022, relating to the consolidated financial statements of Theriva Biologics, Inc. (formerly known as Synthetic Biologics, Inc.) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ BDO USA, LLP

Potomac, Maryland

October 17, 2022